AMENDMENT NO. 4 TO OMNIBUS CREDIT AGREEMENT

This Amendment No. 4 to Omnibus Credit Agreement is dated as of February 27, 2009 by and between Citibank, N.A., a national banking association, and its successors and assigns (collectively “Citibank, N.A.”), and The Student Loan Corporation, a corporation organized under the laws of the state of Delaware (“STU”).

Background

WHEREAS, each of Citibank, N.A. and STU entered into an Omnibus Credit Agreement dated as of November 30, 2000 and amended pursuant to an Amendment No. 1 dated as of October 15, 2002, and Amendment No. 2 dated as of March 5, 2004, and an Amendment No. 3 dated as of January 20, 2005 (the “Agreement”) pursuant to which Citibank, N.A. made available to STU various credit facilities.

NOW  THEREFORE, in consideration of the premises, mutual covenants and agreement contained herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and parties hereto agree as follows:

AGREEMENTS

1.           Any provision of the Agreement that refers to any borrowing or advance under the Agreement being due and payable no later than December 31, 2009, including without limitation Sections 3.d.6, 8, 11, 13 and 15 of the Agreement, is hereby amended to provide that any such borrowing or advance shall be due and payable no later than December 31, 2009 or any later date that may be specified in any promissory note, memorandum of funding, or other document evidencing an agreement between Citibank, N.A. and STU with respect to that borrowing or advance.

2.           STU promises to pay to Citibank, N.A., its successors or assigns, any borrowing or advance under the Agreement in accordance with the terms in any promissory note, memorandum of funding, or other document evidencing an agreement between Citibank, N.A. and STU with respect to that borrowing or advance and as further evidenced by the  electronic records all funding transactions between STU and Citibank, N.A. and  denominated as Summit Reports which are prepared from time to time by the parties.

3.           Except as otherwise modified herein, all terms and conditions of the Agreement shall remain in full force and effect.

Citibank, N.A.

By:	/s/ Reginald Chen
Reginald Chen

The Student Loan Corporation

By:	/s/ Scot H. Parnell
Scot H. Parnell